UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, CTC Media, Inc. (the “Company”) filed a Report on Form 8-K (the “Original 8-K”) announcing that Anton Kudryashov had accepted the Company’s offer to serve as its Chief Executive Officer, effective August 4, 2008 and had signed an employment letter agreement setting out the material terms of his employment with the Company (the “Kudryashov Letter Agreement”). Mr. Kudryashov replaced Alexander Rodnyansky as Chief Executive Officer, who remained as President of the Company. On October 14, 2008, the Company filed a Report on Form 8-K/A amending the Original 8-K to include a description of the material terms of the amended and restated employment agreement for Mr. Rodnyansky in his role as President of the Company (the “Amended Rodnyansky Employment Agreement”).

The Kudryashov Letter Agreement contemplated that the Company and Mr. Kudryashov would enter into definitive long-form employment and option agreements. On November 7, 2008, the Company and Mr. Kudryashov entered into an employment agreement (the “Employment Agreement”) setting out the terms of Mr. Kudryashov’s employment with the Company.  Pursuant to the Employment Agreement, the Company will pay Mr. Kudryashov an annual salary of $660,000 through December 31, 2009 at which time his annual salary will increase to $750,000.  Mr. Kudryashov will also be eligible for a discretionary bonus of up to $400,000 each year, subject to the achievement of performance objectives to be set by the Board of Directors or a committee thereof. Both his annual salary and bonus amounts will be pro-rated for 2008 given his August 4, 2008 start date and will be Russian ruble-denominated on the basis of the exchange rate prevailing on his start date.  Additionally, the Company has agreed to provide Mr. Kudryashov with exclusive use of a car and driver and to reimburse him for up to $1 million in out-of-pocket expenses incurred in connection with relocating himself and his family to Moscow.

In the event that Mr. Kudryashov is terminated without cause, the Company must provide him six months’ prior notice and pay him a severance payment equal to six months’ salary. In the event that Mr. Kudryashov elects to leave the Company for “good reason” (as defined in the Employment Agreement), he must provide the Company 60 days’ prior notice and he is entitled to a severance payment equal to six months’ salary. If Mr. Kudrayshov elects to leave the Company other than for “good reason”, he must provide the Company with six months’ prior notice. If Mr. Kudryashov’s employment terminates because he dies or becomes disabled, the Company is required to provide Mr. Kudryashov with a $1 million termination payment and any accrued but unpaid bonus payments.

On November 7, 2008, the Company and Mr. Kudryashov also entered into an option agreement (the “Option Agreement”) pursuant to which the Company granted to Mr. Kudryashov an inducement option to purchase up to 3,042,482 shares of the Company’s common stock.  The option is in three tranches.   The first tranche is an option to purchase 1,521,241 shares of common stock and will vest as to 507,081 shares on the first anniversary of Mr. Kudryashov’s start date and as to an additional 126,770 shares at the end of each of the immediately following eight quarters. The exercise price for these option shares is $22.07 per share and was set on the basis of the average of the official close price per share of the common stock (as reported by Nasdaq) measured over the 20 trading days before Mr. Kudryashov’s August 4, 2008 start date.

The second tranche is an option to purchase up to 760,621 shares of common stock.  That option is further divided into three equal sub-tranches where vesting is subject to the Company achieving revenue growth in 2009, 2010 and 2011 that exceeds by five percentage points the growth in the size of the Russian television advertising market in those years.  Upon achieving the revenue objective for any relevant year, the option shares for that sub-tranche will vest immediately as to one-third of the shares and in two equal installments over the next two years.  If the revenue objective for any one year is not achieved then the applicable option shares for that year shall not vest; provided, however, that if on a cumulative basis over the relevant years the compound annual growth rate of the Company’s revenues exceeds by five percentage points the compound annual growth rate of the Russian television advertising market, the option shares applicable to the earlier revenue objective will commence vesting from the year in which such cumulative revenue objective is achieved. The exercise price for these option shares will be the official close price per share of the common stock on January 2, 2009, as reported by Nasdaq.

The third tranche is an option for up to 760,620 shares of common stock. That option is further divided into three equal sub-tranches where vesting is subject to the Company achieving a reduction in its direct operating expenses and selling, general and administrative expenses (as compared to those expenses in 2008) of 2.5%, 4.5% and 6% in 2009, 2010 and 2011, respectively, and putting into effect certain organizational objectives approved by the Board of Directors for each of such years.  Upon achieving those objectives for any year, or, with respect to the cost-lowering objective, on a cumulative basis in a later year, one-third of these option shares shall be deemed to have commenced vesting from January 1, 2009 in 12 equal quarterly installments.  The exercise price for these option shares will be the official close price per share of the common stock on January 2, 2009, as reported by Nasdaq.

Under the Option Agreement, in the event that the Company is subject to a change of control where neither MTG or Alfa or any of their respective affiliates is the party taking control of the Company, vesting automatically accelerates for those option shares subject to time-based vesting and for those options shares subject to performance objective-based vesting where the relevant objective has been achieved as of the date of the change of control.

The Option Agreement provides that the Company’s board of directors may lower the applicable exercise prices without stockholder consent.

The description of the material terms of Mr. Kudryashov’s employment with the Company is qualified in its entirety by the Employment Agreement and the Option Agreement, copies of which are filed as Exhibits 10.3 and 10.4, respectively, hereto, and incorporated herein by reference.

As previously disclosed in the Original 8-K, on June 20, 2008, the Company’s Board of Directors, as permitted by the Company’s bylaws, expanded the size of the Board of Directors to ten members and appointed Mr. Rodnyansky to fill the new vacancy as a Class III director conditional upon (i) execution of the Amended Rodnyansky Employment Agreement pursuant to which Mr. Rodnyansky has irrevocably agreed to resign from the Board of Directors upon the earliest of (a) the termination of his employment, (b) 90 days following receipt by him of written notice from either the Company, MTG or Alfa stating that either or both of MTG or Alfa no longer support his remaining a member of the Board and (c) his failure to receive, at any meeting of the shareholders of the Company at which a proposal for his re-election as a member of the Board is being voted upon, a simple majority of the votes cast in person or by proxy at such meeting and (ii) an amendment to the  existing stockholders agreement among the Company and the affiliates of Modern Times Group MTG AB and Alfa group that hold the Company’s stock (the “Stockholders Agreement”). On November 5, 2008, the Stockholders Agreement was amended. A detailed description of the amendment to the Stockholders’ Agreement will be included on a Form 8-K and filed by the Company with the Securities and Exchange Commission and a copy of the executed amendment will be filed as an exhibit to such Form 8-K on or about the date of this Report on Form 8-K. Mr. Rodnyansky’s appointment to the Board of Directors was effective on November 7, 2008. It is not currently contemplated that Mr. Rodnyansky will serve on any committees of the Board of Directors.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

10.3         Employment Agreement dated as of November 7, 2008 by and between Anton Kudryashov and CTC Media, Inc.

10.4         Option Agreement dated as of November 7, 2008 by and between Anton Kudryashov and CTC Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: November 12, 2008	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.3	Employment Agreement dated as of November 7, 2008 by and between Anton Kudryashov and CTC Media, Inc.
10.4	Option Agreement dated as of November 7, 2008 by and between Anton Kudryashov and CTC Media, Inc.